Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

among

HEALTH INSURANCE INNOVATIONS, INC.

and

THE STOCKHOLDERS NAMED HEREIN

Dated as of February 13, 2013

REGISTRATION RIGHTS AGREEMENT

among

HEALTH INSURANCE INNOVATIONS, INC.

and

THE STOCKHOLDERS NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT, dated as of February 13, 2013 (as amended from time to time, this “Agreement”), among Health Insurance Innovations, Inc., a Delaware corporation (“HII”), and each of the parties listed on Annex A (the “Initial Stockholders” and, as Annex A is updated and amended pursuant to Section 11(c), the “Stockholders”).

W I T N E S S E T H:

WHEREAS, HII has agreed to provide the Stockholders the registration rights provided herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” is defined in the preamble.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Tampa, Florida or New York City, New York are authorized by law to close.

“Class A Shares” means shares of Class A common stock, par value $0.001 per share, of HII.

“Class B Shares” means shares of Class B common stock, par value $0.001 per share, of HII.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Common Equity Securities” means the Class A Shares and all shares hereafter authorized of any class or series of common stock or other common equity interests of HII and any and all securities of any kind whatsoever of HII or any successor thereof which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Equity Securities pursuant to a merger, consolidation, stock split, reverse split, stock dividend, recapitalization of HII or otherwise, which shares have the right (subject to the rights of any class or series of preferred stock or other preferred equity interests of HII) to participate in the distribution of the assets and earnings of HII without limit as to per share (or other denomination) amount; provided that Common Equity Securities shall not include the Class B Shares.

“Company” means Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company.

“Demanding Stockholder” is defined in Section 2(a).

“Demand Notice” is defined in Section 2(a).

“Demand Registration” is defined in Section 2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto and the rules and regulations of the Commission promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement dated as of the date hereof among HII, the Company and the other parties thereto, as the same may be amended from time to time in accordance with the terms thereof.

“indemnified party” and “indemnifying party” are defined in Section 7(c).

“Initial Stockholders” is defined in the preamble.

“Existing Shares” means the Registrable Securities issued to the holders of Series B Membership Interests immediately prior to the IPO pursuant to the LLC Agreement.

“IPO” means the initial public offering of Class A Shares by HII.

“HPI” means Health Plan Intermediaries, LLC, a Florida limited liability company.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of February 13, 2013, as such agreement may be amended from time to time.

“Losses” is defined in Section 7(a).

“Notice” is defined in Section 2(a).

“Partner Distribution” is defined in Section 2(a).

“Permitted Transferee” is defined in Section 11(c).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” is defined in Section 3(a).

“Piggyback Registration” is defined in Section 3(a).

“Proceeding” means an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including, without limitation, post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) all shares or other denominations of Common Equity Securities issuable upon exchange or conversion of any Series B Membership Interests in the Company (together with a corresponding number of Class B Shares) and (b) any other shares or other denominations of Common Equity Securities otherwise held by the Stockholders from time to time (including, without limitation, any Common Equity Securities issued or distributed by way of dividend, stock split or other distribution after the date hereof). For the avoidance of doubt, a holder of Registrable Securities may include in any registration (including, without limitation, “shelf” registration) Common Equity Securities issuable upon exchange or conversion of Class B Shares and/or Series B Membership Interests in the Company without having effected such exchange or conversion as long as such exchange or conversion is effected prior to disposition thereof in accordance with such registration. As to any particular Registrable

Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) they have been distributed to the public pursuant to Rule 144, or (iii) they have been sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” means any registration statement of HII under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Shelf Offering” is defined in Section 2(e).

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and any successor statute thereto and the rules and regulations of the Commission promulgated thereunder.

“Series B Membership Interests” is defined in the LLC Agreement.

“Sub” means Health Plan Intermediaries Sub, LLC, a Delaware limited liability company.

“Stockholders” is defined in the preamble.

“Subsequent Holder” is defined in Section 11(c).

“Take-Down Notice” is defined in Section 2(e).

“underwritten registration” or “underwritten offering” means a registration in which securities of HII are sold to an underwriter for reoffering to the public.

“HII” is defined in the preamble.

SECTION 2. Demand Registration.

(a) Requests for Registration. Subject to the limits set forth below, at any time after the completion of the IPO, each of HPI (or its designated Permitted Transferee) and Sub (or its designated Permitted Transferee) shall have the right by delivering a written notice to HII (a “Demand Notice”, and the Stockholder submitting such Demand Notice, a “Demanding Stockholder”) to require HII to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (a “Demand Registration”). Within ten (10) days after receipt by HII of a Demand Notice, HII shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of subsection (b), include in such registration all Registrable Securities with respect to which HII received written requests for inclusion therein within ten (10) days after such Notice is given by HII to such holders. A Demand Notice (including a Demand Notice that is also a Take-Down Notice) shall only be binding on HII if the sale of all Registrable Securities requested to be registered (pursuant to the Demand Notice and in response to the Notice) is reasonably expected to result in aggregate gross proceeds in excess of $25,000,000.

Following receipt of a Demand Notice for a Demand Registration, HII shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, but not later than 60 days after such Demand Notice, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

Each of HPI and Sub shall be entitled to request four (4) Demand Registrations; provided, however, that there shall be no limit to the number of Demand Registrations that constitute “shelf” registrations as contemplated by the next succeeding sentence. After such time as HII shall become eligible to use Form S-3 (or comparable form) for the registration under the Securities Act of any of its securities, HPI or Sub shall be entitled to request that any Demand Registration for which such Stockholder is delivering a Demand Notice be a “shelf” registration pursuant to Rule 415 under the Securities Act, and each of HPI and Sub shall be entitled to an unlimited number of Demand Registrations that constitute “shelf” registrations. Notwithstanding any other provisions of this Section 2, in no event shall more than one Demand Registration occur within any six (6) month period from the effective date of any Registration Statement filed pursuant to a prior Demand Notice.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2 if (i) the Registration Statement relating to such Demand Registration does not become effective, (ii) the Registration Statement relating to such Demand Registration is not maintained effective for the period required pursuant to this subsection (a), (iii) the offering of the Registrable Securities pursuant to the Registration Statement relating to such Demand Registration is subject to a stop order, injunction or similar order or requirement of the Commission during such period, or (iv) the Demand Registration does not become effective because the Demanding Stockholder withdraws its Demand Notice because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), prospects, business, assets or results of operations of HII and its subsidiaries taken as a whole subsequent to the date of the delivery of the Demand Notice.

All requests made pursuant to this Section 2 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.

HII shall be required to maintain the effectiveness of the Registration Statement (except in the case of a requested “shelf” registration) with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration at the request of (x) an underwriter or (y) HII pursuant to the provisions of this Agreement. HII shall be required to maintain the effectiveness of a “shelf” Registration Statement with respect to any Demand Registration at all times until the third anniversary of the effective date thereof, or, if earlier, until all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that any Stockholder owning Common Equity Securities that have been included on a “shelf” Registration Statement may request that such Common Equity Securities be removed from such Registration Statement, in which event HII shall promptly either withdraw such Registration Statement if the Common Equity Securities of such Stockholder are the only Common Equity Securities still covered by such Registration Statement or file a post-effective amendment to such Registration Statement removing such Common Equity Securities.

Notwithstanding anything contained herein to the contrary, HII hereby agrees that (i) each Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities to allow for a distribution to, and resale by, the direct and indirect affiliates, partners, members or stockholders of a holder of Registrable Securities (a “Partner Distribution”) and (ii) HII shall, at the reasonable request of any holder of Registrable Securities seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such offering pursuant to incidental or piggyback registration rights), then the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering shall be included in the following order:

(i) first, subject to the following paragraph, Existing Shares, on a pro rata basis based upon the number of Registrable Securities owned; and

(ii) second, any other shares of Common Equity Securities, on a pro rata basis based upon the number of Common Equity Securities owned.

In connection with any Demand Registration to which the provisions of this subsection (b) apply, no securities other than Registrable Securities shall be covered by such Demand Registration, and such registration shall not reduce the number of available Demand Registrations under this Section 2 in the event that the Registration Statement excludes more than 20% of the aggregate number of Registrable Securities requested to be included by the Demanding Stockholder. Notwithstanding anything herein to the contrary, if the managing underwriter or managing underwriters (if any) determine that the inclusion of the number of Existing Shares proposed to be included in any such offering would adversely affect the marketability of such offering, HII may exclude such number of Existing Shares as necessary or desirable to negate such adverse impact.

(c) Postponement of Demand Registration. HII shall be entitled to postpone (but not more than once in any twelve-month period), for a reasonable period of time not in excess of 75 days, the filing of a Registration Statement (but not the preparation of such Registration Statement) if HII delivers to the holders requesting registration a resolution of the board of directors of HII that, in the good faith judgment of the board of directors of HII, such registration and offering would reasonably be expected to materially adversely affect any bona fide material financing of HII or any material transaction under consideration by HII or would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time, the premature disclosure of which would materially adversely affect HII. Such board resolution shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such board resolution shall keep the information contained in such board resolution confidential on the same terms set forth in Section 5(p). If HII shall so postpone the filing of a Registration Statement, the holder who made the Demand Registration shall have the right to withdraw the request for registration by giving written notice to HII within 20 days of the anticipated termination date of the postponement period, as provided in the board resolution delivered to the holders, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations to which such holder is entitled pursuant to the terms of this Agreement.

(d) Use, and Suspension of Use, of “Shelf” Registration Statement. If HII has filed a “shelf” Registration Statement and has included Registrable Securities therein, HII shall be entitled to suspend (but not more than an aggregate of 90 days in any twelve month period), for such period of time as is reasonably necessary not in excess of 75 days, the offer or sale of Registrable Securities pursuant to such Registration Statement by any holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such holder pursuant to such Registration Statement and such holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such Registration Statement and (ii) HII delivers to the holders of Registrable Securities included in such Registration Statement a resolution of the board of directors of HII that, in the good faith judgment of the board of directors of HII, such offer or sale would reasonably be expected to materially adversely affect any bona fide material financing of HII or any material transaction under consideration by HII or would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time, the premature disclosure of which would materially adversely affect HII. Such board resolution shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such board resolution shall keep the information contained in such certificate confidential on the same terms set forth in Section 5(p). In addition, a holder of Registrable Securities may not use a “shelf” Registration Statement to effect the sale of any such securities unless such holder has given HII at least two Business Days advance written notice of the date or dates of a proposed sale of such securities by such holder pursuant to such Registration Statement (which notice may be given as often as such holder desires), and upon receipt of such a notice, HII agrees to provide prompt written notice to such holder if such “shelf” Registration Statement is not then usable (whether for reasons described above or otherwise).

(e) Underwritten “Shelf” Take-Downs. Subject to Section 2(d), at any time that any “shelf” Registration Statement is effective, if any holder or group of holders of Registrable Securities delivers a notice to HII (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of the Registrable Securities included by it on such “shelf” Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then HII shall use reasonable best efforts to amend or supplement the “shelf” Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders thereof pursuant to this Section 2(e)). In connection with any Shelf Offering: (i) HII shall, promptly after receipt of a Take-Down Notice, deliver such notice to all other holders of Registrable Securities included in such “shelf” Registration Statement and permit each holder to include its Registrable Securities included on the “shelf” Registration Statement in the Shelf Offering if such holder notifies the proposing holders and HII within two (2) Business Days after delivery of the Take-Down Notice to such holder, and in the event that the managing underwriter or underwriters advise the holders of such securities in writing that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such offering pursuant to incidental or piggyback registration rights), such underwriter(s), if any, may limit the number of shares which would otherwise be included in such Shelf Offering in the same manner as is described in Section 2(b).

SECTION 3. Piggyback Registration.

(a) Right to Piggyback. If, at any time after the completion of the IPO, HII proposes to file a registration statement under the Securities Act with respect to an offering of Common Equity Securities (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (iii) filed pursuant to Section 2 hereof), whether or not for its own account, then, each such time, HII shall give prompt written notice of such proposed filing at least fifteen (15) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to subsection (b) hereof, HII shall include in each such Piggyback Registration all Registrable Securities with respect to which HII has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The holders of Registrable Securities exercising their rights under this subsection (a) shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. HII shall not be required to maintain the effectiveness of the Registration

Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement; provided, however, that any Stockholder owning Common Equity Securities that has been included in such Registration Statement may request that such Common Equity Securities be removed from such Registration Statement, in which event HII shall promptly either withdraw such Registration Statement or file a post-effective amendment to such Registration Statement removing such Common Equity Securities.

(b) Priority on Piggyback Registrations. HII shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other shares of capital stock, if any, of HII included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed HII in writing that in its or their view the total number or dollar amount of Common Equity Securities that the holders, HII and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the number of Common Equity Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering shall be included in the following order:

(i) first, the Common Equity Securities for the account of HII or, if the holders of Registrable Securities have in accordance with this Agreement approved the granting of registration rights to any third party, any third party initiating such registration;

(ii) second, subject to the following paragraph, the Existing Shares, on a pro rata basis based upon the number of Registrable Securities owned; and

(iii) third, Common Equity Securities for the account of any other Persons, on a pro rata basis based upon the number of Registrable Securities owned.

Notwithstanding anything contained herein to the contrary, HII hereby agrees that (i) any Piggyback Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities to allow for a Partner Distribution and (ii) HII shall, at the reasonable request of any holder of Registrable Securities seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution. Notwithstanding anything herein to the contrary, if the managing underwriter or managing underwriters (if any) determine that the inclusion of the number of Existing Shares proposed to be included in any such offering would adversely affect the marketability of such offering, HII may exclude such number of Existing Shares as necessary or desirable to negate such adverse impact.

Notwithstanding anything herein to the contrary, in respect of any offering under this Agreement (whether under Section 2, Section 3 or otherwise) no Stockholder or any of its affiliates (other than HII), officers, directors, members, stockholders or representatives shall be required directly or indirectly to make any representations or warranties to, or agreements with, HII or the underwriters (including, without limitation, agreements with respect to indemnification) other than representations, warranties or agreements regarding such Stockholder, its ownership of and title to the Registrable Securities and its intended method of distribution, and any liability of any such Stockholder or its affiliates (other than HII) to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the total price at which the securities sold by such Stockholder were offered to the public (net of discounts and commissions paid by such Stockholder in connection with such offering).

SECTION 4. Restrictions On Sale During Registration.

(a) Each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2 or Section 3 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any sale or distribution of any Common Equity Securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 90 days (with respect to any underwritten public offering other than the IPO made prior to the second anniversary of the completion of the IPO and thereafter 60 days rather than 90) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such public offering shall be made or such shorter period as is required by the managing underwriter; provided, however, that HII and all executive officers and directors of HII must be subject to the same restrictions, and provided further, that such restrictions shall expire as to any such request if the relevant offering is not consummated within 45 days of the date of such request. Each holder of Registrable Securities agrees to enter into a “lock-up” agreement containing provisions consistent in all material respects with this Section 4(a) for the benefit of the managing underwriters of any such underwritten offering. HII agrees to request each of its executive officers and independent directors to enter into a “lock-up” agreement containing provisions consistent in all material respects with this Section 4(a) for the benefit of the managing underwriters of any such underwritten offering, but HII shall have no further obligation if any executive officer or independent director does not so agree.

(b) HII, if requested (pursuant to a written notice) by the managing underwriter or underwriters of any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2 or Section 3 hereof, shall not effect any public sale or distribution of its Common Equity Securities during the 14 days prior to and the 90-day period (or, after the second anniversary of the completion of the IPO, the 60-day period) beginning on the “pricing” of such offering, except as part of such underwritten registration, or unless such managing underwriter or underwriters otherwise agree in writing, provided that such restrictions shall expire as to any such request if the relevant offering is not consummated within 45 days of the date of such request, and provided further that this Section 4(b) shall not apply to any sale pursuant to a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan, or apply to any sales or grants of Common Equity Securities pursuant to employee benefit plans or contracts of HII or its subsidiaries.

SECTION 5. Registration Procedures. If and whenever HII is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or Section 3 hereof, HII shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto HII shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement or Registration Statements on any form which shall be available for the sale of the Registrable Securities by the holders thereof or HII in accordance with the intended method or methods of distribution thereof (including, without limitation, a Partner Distribution), and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that no later than ten (10) days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, documents that would be incorporated or deemed to be incorporated therein by reference), HII shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed. HII shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, unless, in the opinion of HII and its counsel, such filing is necessary to comply with applicable law.

(b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; provided, however, that any holder of Registrable Securities that has been included on a “shelf” registration statement may request that such holder’s Registrable Securities be removed from such registration statement, in which event HII shall promptly either withdraw such registration statement or file a post-effective amendment to such registration statement removing such Registrable Securities.

(c) Notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any notice from the Commission that there will be a review of a Registration Statement and, to the extent requested by a holder of Registrable Securities, promptly provide such holders, their counsel and the managing underwriters, if any, with a copy of any SEC comments received by HII in connection therewith, (iii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (v) if at any time the representations and warranties of HII contained in any agreement (including, without limitation, any underwriting agreement) contemplated by Section 5(o) below cease to be true and correct, (vi) of the receipt by HII of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vii) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e) If requested by the managing underwriters, if any, or any holder of Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after HII has received such request.

(f) Furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least five conformed copies of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested by such holder, counsel or underwriter).

(g) Deliver to each selling holder of Registrable Securities, its counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and HII, subject to the last paragraph of this Section 5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that HII will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i) Unless the Registrable Securities to be sold are uncertificated, cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities.

(j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case HII will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k) Upon the occurrence of any event contemplated by subsection (c)(vii) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange.

(o) Enter into such agreements (including, without limitation, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) furnish to the selling holders of such Registrable Securities opinions of counsel and a negative assurance letter to HII and updates thereof (which counsel, opinions and letter (in form, scope and substance, in the case of such opinions and such letter) shall be reasonably satisfactory to the selling holders of such Registrable Securities, the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions and negative assurance letters requested in underwritten offerings and such other matters as may be reasonably requested by such holders, counsel and underwriters, (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of HII (and, if necessary, any other independent certified public accountants of any subsidiary of HII or of any business acquired by HII for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, which form and substance shall be acceptable to the selling holders of the Registrable Securities, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by any holder of Registrable Securities being sold, such holder’s counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to subsection (o)(i) above and to evidence compliance with the conditions contained in the underwriting agreement or other agreement entered into by HII. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(p) Make available for inspection by the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of HII and its subsidiaries, and cause the officers and employees of HII and its subsidiaries to supply all information in each case reasonably requested by any such holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not publicly available at the time of delivery of such information shall be kept confidential by such Persons (other than disclosure by such Persons to such Persons’ respective affiliates) unless (i) disclosure of such information is required by court or administrative order or other legal process, (ii) disclosure of such information is required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall, to the extent practical, be required to give HII written notice of the proposed disclosure prior to such disclosure and, if requested by HII, at HII’s expense, assist HII in seeking to prevent or limit the proposed disclosure.

(q) Comply with all applicable rules and regulations of the Commission and make available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, or any similar rule promulgated under the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of HII after the effective date of a Registration Statement, which statements shall cover one of said twelve (12) month periods.

(r) Cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”), to the extent reasonably requested.

Notwithstanding anything contained herein to the contrary, HII hereby agrees that (i) any Demand Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities. HII may require each seller of Registrable Securities as to which any registration is being effected to furnish to HII in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as HII may, from time to time, reasonably request in writing.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from HII of the happening of any event of the kind described in subsection (c) (iii), (iv), (v), (vi) or (vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder is advised in writing by HII that the disposition may be resumed and, if applicable, has received copies of the supplemented or amended Prospectus contemplated by subsection (k) hereof, together with any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that HII shall extend the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

SECTION 6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by HII (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Financial Industry Regulatory Authority and the Commission, (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5(h) and (C) of listing and registration with a national securities exchange or national market interdealer quotation system), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of HII, (iv) fees and disbursements of counsel for HII, (v) expenses of HII incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 5(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by HII, (vii) rating agency fees and (viii) reasonable fees and disbursements of one counsel reasonably acceptable to HII for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by HII whether or not any Registration Statement is filed or becomes effective. In addition, HII shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by HII are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by HII.

HII shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 6(i)(B) and (viii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by HII) or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by HII pursuant to the first paragraph of this Section 6.

SECTION 7. Indemnification.

(a) Indemnification by HII. HII shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the affiliates, officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular or other document (including, without limitation, any related Registration Statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by HII of the Securities Act or any rule or regulation thereunder applicable to HII and relating to action or inaction required of HII in connection with any such registration, qualification, or compliance, and will reimburse each such holder, each of its affiliates, officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees and each person controlling such holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided, however, that HII will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to HII by such holder. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of HII (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to HII in writing such information as HII reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, HII, its directors, officers, accountants, attorneys, agents and employees, each Person who controls HII (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, accountants, attorneys, agents or employees of such controlling persons, and each underwriter, if any, and each person who controls such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse HII and such directors, officers, partners, members, managers, stockholders, accountants, attorneys, employees, agents, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but in each case only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to HII by such holder specifically for use in connection with the preparation of such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided further, however, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement. In addition, insofar as the foregoing indemnity relates to any such untrue statement or omission made in the preliminary Prospectus but eliminated or remedied in the amended Prospectus on file with the Commission at the time the Registration Statement becomes effective or in the final Prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto and such new Prospectus is delivered to the underwriter, the indemnity agreement herein shall not inure to the benefit of such underwriter, any controlling person of such underwriter and their respective Representatives, if a copy of the final Prospectus filed pursuant to such rules, together with all supplements and addenda thereto was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the indemnifying party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses or (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided further, however, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

SECTION 8. Rule 144. After the completion of the IPO, HII shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, HII shall deliver to such holder a written statement as to whether it has complied with such requirements.

SECTION 9. Underwritten Registrations. If any Demand Registration is an underwritten offering or there is any Shelf Offering, the holders of a majority of the Registrable Securities to be sold pursuant to such underwritten Demand Registration or to be included in such Shelf Offering shall have the right to select the investment banker or investment bankers and managers to administer the offering, provided such Persons are reasonably acceptable to HII. HII shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

SECTION 10. Limitation On Subsequent Registration Rights. From and after the date of this Agreement HII shall not, without the prior written consent of the holders of two-thirds of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of HII, giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the holders can include in any registration filed pursuant to Section 2 hereof, unless such rights are subordinate to those of the holders of Registrable Securities.

SECTION 11. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of holders of two-thirds of the Registrable Securities; provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any Stockholder be adversely affected (without similarly adversely affecting the rights of all Stockholders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least two-thirds of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b) Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this subsection (b)) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth in HII’s records in the case of a Stockholder, or below with respect to HII, or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

If to HII, to:

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Telephone: (877) 376-5831

Facsimile: (877) 376-5832

Attention: Michael W. Kosloske

with a copy (which shall not constitute notice to HII) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Telephone: (212) 450-4135

Facsimile: (212) 701-5135

Attention: Deanna Kirkpatrick

Each such notice or other communication shall be deemed received on the date sent to the recipient thereof in accordance with this subsection (b), if sent prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

(c) Successors and Assigns; Stockholder Status. This Agreement shall inure to the benefit of the recipients of a Partner Distribution (provided that in connection with a Partner Distribution a single Person shall have been appointed and duly authorized to serve as agent on behalf of all such transferees with respect to all matters that are the subject of this Agreement, including the giving and receiving of notice on behalf of such transferees) and shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders (each, a “Subsequent Holder”) of Registrable Securities that, alone or taken together with their Affiliates, acquired, directly or indirectly, from a Stockholder or Stockholders, not less than 20% of the Registrable Securities held by such Stockholder or Stockholders (together with their Affiliates) as of the date hereof (each, a “Permitted Transferee”); provided, however, that such Permitted Transferee shall not be entitled to such rights unless such Permitted Transferee shall have executed and delivered to HII an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities, in which event such Permitted Transferee shall be deemed a Stockholder for purposes of this Agreement and Annex A shall be updated by HII accordingly, and provided further that no such Subsequent Holder shall have any rights under this Agreement at such time as such Subsequent Holder’s Registrable Securities are freely tradable without volume limitations under Rule 144. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective Permitted Transferees any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. It is understood and agreed that no assignment or transfer by any of HPI and Sub of any of the Demand Registrations to which it is entitled pursuant to the third paragraph of Section 2(a) will result in an increase in the number of Demand Registrations (that do not constitute “shelf” registrations) to which HII is otherwise subject.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by HII with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i) Securities Held by HII or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by HII or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j) Termination. This Agreement shall terminate on the date when no Registrable Securities remain outstanding; provided that Section 6 and Section 7 shall survive any termination.

(k) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by HII of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(l) Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in the County of New York. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding.

Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of notices pursuant to subsection (b) of this Section 11. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided notice in accordance with the methods specified in subsection (b) of this Section 11) in any suit, action or proceeding brought in such courts.

(m) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
Name: Michael W. Kosloske
Title: Chief Executive Officer

HEALTH PLAN INTERMEDIARIES, LLC

By:	/s/ Michael W. Kosloske
Name: Michael W. Kosloske
Title: Chief Executive Officer

HEALTH PLAN INTERMEDIARIES SUB, LLC

By:	/s/ Michael W. Kosloske
Name: Michael W. Kosloske
Title: Chief Executive Officer

Annex A

STOCKHOLDERS

Health Plan Intermediaries, LLC

Health Plan Intermediaries Sub, LLC

Exhibit A

ADDENDUM AGREEMENT

This ADDENDUM AGREEMENT is made this             day of             , 20    , by and between                      (the “New Stockholder”) and Health Insurance Innovations, Inc. (“HII”), pursuant to a Registration Rights Agreement (as amended from time to time, the “Agreement”) dated as of             , 2013, by and among HII and the Stockholders.

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, HII has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, HII and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were a Stockholder originally party to the Agreement.

[NAME]

By:
Name:
Title:

Address for Notices:

Facsimile No.

AGREED TO pursuant to Section 11(c) of the Agreement.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Name:
Title: